Exhibit 3.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          GALES INDUSTRIES INCORPORATED

      _____________________________________________________________________

It is hereby certified that:

1. The name of the corporation is Gales Industries Incorporated (the "Corporation").

2. The certificate of incorporation of the Corporation is hereby amended by striking out Article FIRST in its entirety and substituting in lieu of said Article the following new Article FIRST:

            "FIRST: The name of the corporation is Air Industries Group, Inc. (the "Corporation")."

3. The amendment of the certificate of incorporation has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on June 26th, 2007


                                                  /s/ PETER D. RETTALIATA
                                                  ------------------------------
                                                  Peter D. Rettaliata, President